Exhibit 99.1
Tingyi Holding and PepsiCo Enter into Agreement to
Form Strategic Alliance in China
Tingyi Subsidiary, Tingyi-Asahi Beverages,
to become PepsiCo’s franchise bottler in China
PepsiCo’s move to franchise system consistent with its
business model in many other international markets
Alliance expected to create long-term value for Tingyi and
PepsiCo shareholders through greater operating efficiencies
and future growth
Creates expanded platform to capitalize on growing China
beverage market
Tingyi to bolster product offerings with addition of PepsiCo’s world-class brands
PepsiCo to extend the national distribution of its beverage
brands in China
TIANJIN, CHINA and PURCHASE, NY, Nov. 4, 2011 — Tingyi (Cayman Islands) Holding Corp. (Tingyi Holding) (0322.HK), one of the major food and beverage companies in China, and PepsiCo, Inc. (NYSE: PEP), the world’s second largest food and beverage business, today announced they have entered into an agreement to form a strategic alliance in China. Under the terms of the agreement, Tingyi’s beverage subsidiary, Tingyi-Asahi Beverages Holding Co Ltd (TAB), will become PepsiCo’s franchise bottler in China. TAB, whose product offerings include ready-to-drink tea, bottled water and juice beverages, is one of the leading beverage manufacturers in China.

PepsiCo currently operates its China beverage business through 24 company-owned and joint venture bottling operations. Upon approval of the transaction, PepsiCo will transfer its indirect equity interests in the bottlers to TAB, and will receive as consideration a 5 percent indirect equity interest in TAB. PepsiCo will also have an option to increase its indirect equity interest in TAB to 20 percent by 2015, when China is projected to become the world’s largest liquid refreshment beverage market.
The transaction is subject to regulatory approval in China and the approval of the shareholders of Tingyi, which is a listed company on the Hong Kong Stock Exchange.
The shareholdings of PepsiCo’s existing Chinese joint venture partners in the joint venture bottling operations will not change as a result of the transaction.
Under the new alliance, TAB will partner with PepsiCo’s current bottlers to manufacture, sell and distribute PepsiCo’s carbonated soft drink and Gatorade brands. PepsiCo will retain branding and marketing responsibilities for these products.
TAB also will begin co-branding its juice products under the Tropicana brand name under a license from PepsiCo. TAB and PepsiCo’s current bottlers will have the sole rights to distribute PepsiCo’s branded beverage products in China. In addition, PepsiCo will provide the alliance access to its global beverage innovation pipeline.
Tingyi’s Chairman and CEO Wei Ing-Chou said, “Ready to welcome a golden age of the Chinese beverage industry amidst intense market competition, Tingyi and PepsiCo will continue building up the capacity to seize market opportunities and satisfy consumers’ diversified demands with world-class products.”
“To win globally, we need to have absolutely the best business partners locally,” said PepsiCo’s Chairman and CEO Indra K. Nooyi. “Tingyi has a history of successful partnerships with other companies, and we believe this proposed alliance will combine Tingyi’s superb distribution reach with PepsiCo’s innovation prowess, significantly enhancing our beverage business in China in the near term while maximizing PepsiCo’s future growth potential in the fastest growing beverage market in the world. This is a positive deal for PepsiCo, Tingyi, our existing Chinese bottling partners and consumers in China.”

Strategic Advantages
Upon approval, the strategic alliance is expected to be beneficial to the healthy development of the highly competitive China beverage industry and enable TAB, PepsiCo and PepsiCo’s existing joint venture partners to operate more effectively by capitalizing on their complementary strengths. In addition, it is expected to bring a variety of important benefits, including:
•	Bringing innovative new products to market faster across the PepsiCo and TAB product offerings and improving choice for consumers

•	Improving operating efficiency and reducing costs by combining local and global expertise in manufacturing and distribution

•	Providing better localized service to PepsiCo’s national retail and food service customers in China through TAB’s distribution expertise

•	Supporting new opportunities to develop local economies in interior and western China

•	Extending the national distribution of PepsiCo’s carbonated soft drink and non-carbonated beverage brands

•	Increasing the investment made in PepsiCo brands and marketing in China
In China, while converting its beverage business to its globally prevalent franchise model, PepsiCo will continue to independently operate its successful food business. PepsiCo enjoys success in the snacks and cereal categories with its Lay’s Potato, Rice and Wheat Chips, Quaker Oats and Cheetos brands, and will continue to invest in promoting sustainable agriculture, driving innovation and expanding the distribution reach of its foods business across China.
Advisers
J.P. Morgan acted as exclusive financial adviser for Tingyi, and Sidley Austin acted as legal adviser. UBS AG acted as exclusive financial adviser for PepsiCo, and Freshfields Bruckhaus Deringer acted as legal adviser.
About Tingyi Holding
Tingyi Holding Corp. is China’s leading food and beverage company that specializes in the production and distribution of instant noodles, beverages and baked goods in the PRC. Tingyi started its instant noodle segment in 1992 under the brand of Master Kong, and expanded into the bakery segment and beverages in 1996. The philosophy of Tingyi is to provide consumers with safe, tasty quality products with value for money. With sophisticated production processes, outstanding operation, innovative products and CSR campaigns, Tingyi is widely respected in China’s consumer industry. Continuous attention to operations at the community level in the past 20 years has made “Master Kong” one of the most recognized brands. The Company has also made big contributions to rural, agricultural and farmers’ development. For three consecutive years from 2008 to 2010, Tingyi was named one of the 50 best listed companies in Asia by Forbes for its solid financial track record and excellent management and entrepreneurial skills. As of 31 October 2011, market capitalization of the Company was US$16.05 billion.
For more information, please visit www.masterkong.com.cn.
About PepsiCo
PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that generate more than $1 billion in annual retail sales each. In addition to PepsiCo’s main businesses; Quaker, Tropicana, Gatorade, Frito-Lay, and Pepsi-Cola, PepsiCo also makes hundreds of other enjoyable foods and beverages that are respected household names throughout the world. With net revenues of approximately $60 billion, PepsiCo’s people are united by their unique commitment to sustainable growth by investing in a healthier future for people and the planet, which PepsiCo believes also means a more successful future for PepsiCo. PepsiCo calls this commitment Performance with Purpose: PepsiCo’s promise to provide a wide range of foods and beverages for local tastes; to find innovative ways to minimize its impact on the environment, including by conserving energy and water usage, and reducing packaging volume; to provide a great workplace for its associates; and to respect, support and invest in the local communities where PepsiCo operates.
For more information, please visit www.PepsiCo.com.
PepsiCo Cautionary Statement
Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; unfavorable economic conditions in the countries in which PepsiCo operates; fluctuations in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; and failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the United States Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Media Contacts:
Tingyi (Cayman Islands) Holding Corp.
Kungju Chen
Tel: +86 22 6620 3389
Email: Kungju_Chen@tinghsin.com.cn

PepsiCo (U.S.)
Jeff Dahncke
Tel: +1 917 763 0540
Email: jeff.dahncke@pepsico.com
PepsiCo (Greater China Region)
Emma Fan
Tel: +86 10 65630086
Email: emma.fan@pepsico.com

Investor Contacts:
Tingyi (Cayman Islands) Holding Corp.
Debbie Ho
Tel: +852 2511 1911
Email: debbieho@tingyi.com
PepsiCo (U.S.)
Jamie Caulfield
Tel: +1 914 253 3035
Email: jamie.caulfield@pepsico.com